Exhibit 5.2

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606-1720

(312) 407-0700

Fax : (312) 407-0411

http://www.skadden.com

February 23, 2010

AutoNation, Inc.

200 SW 1st Ave

Fort Lauderdale, FL 33301

Re:	AutoNation, Inc.
Post-Effective Amendment No. 1 to Registration Statement (File No. 333-157354) on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to AutoNation, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (File No. 333-157354, the “Form S-3”), filed on February 17, 2009, and post-effective amendment no. 1 to the Form S-3 (the “Amendment” and, together with the Form S-3, the “Registration Statement”) to be filed on the date hereof by the Company and the Subsidiary Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”). The Amendment relates to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of guarantees of debt securities of the Company, which may be issued in one or more series (the “Debt Securities”), by subsidiaries of the Company (the “Subsidiary Guarantees”), including guarantees of the Debt Securities by the subsidiaries of the Company listed on Schedule I hereto (the “Subsidiary Guarantors”). Any Debt Securities are to be issued pursuant to the Indenture proposed to be entered into between the Company and a trustee to be named therein (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement, as the same may be supplemented or amended (the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(1)	the Registration Statement; and

(2)	the form of Indenture.

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We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Subsidiary Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Subsidiary Guarantors, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below) the validity and binding effect thereof on such parties. We have assumed that any Debt Securities that may be issued will be issued in a form that complies with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and will be manually signed or countersigned, as the case may be, by a duly authorized officer of the Trustee. We have also assumed that the Subsidiary Guarantors have been duly organized and are and will continue to be validly existing in good standing, and have and will continue to have the requisite legal status and legal capacity, under the laws of their respective jurisdictions of organization and that the Subsidiary Guarantors have complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of their respective jurisdictions of organization) in connection with the transactions contemplated by the Indenture and the Registration Statement. In addition, we have also assumed that the terms of the Debt Securities and the Subsidiary Guarantees will have been established so as not to, and that the execution and delivery by the Company and the Subsidiary Guarantors of, and the performance of their obligations under, the Indenture, any supplemental indenture to be entered into in connection with the issuance of Debt Securities and the Subsidiary Guarantees, will not, violate, conflict with or constitute a default under (1) any agreement or instrument to which the Company or any of the Subsidiary Guarantors is subject, (2) any law, rule or regulation to which the Company or any of the Subsidiary Guarantors is subject, (3) any judicial or regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We have also assumed that the Indenture will be authorized by the Trustee and executed and delivered by the Company and the Trustee in substantially the form reviewed by us and that the choice of New York law to govern the Indenture and the Subsidiary Guarantees is a valid and legal provision. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

We do not express any opinion as to any laws other than the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Indenture and the Registration Statement, and we do not express any opinion as to the effect of any other laws on the opinions stated herein. The Debt Securities and the Subsidiary Guarantees may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

With respect to any Subsidiary Guarantee to be offered by any Subsidiary Guarantor of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Subsidiary Guarantee”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Subsidiary Guarantee has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (c) if the Offered Subsidiary Guarantee is to be issued pursuant to a firm commitment underwritten

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offering, an underwriting agreement with respect to the Offered Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary Guarantor and the other parties thereto; (d) all necessary entity action, including any required action by such Subsidiary Guarantor’s board of directors or managers, or any authorized committee thereof, or by such Subsidiary Guarantor’s members, as applicable, or other action has been taken by such Subsidiary Guarantor to approve the issuance and terms of the Offered Subsidiary Guarantee and related matters; (e) the Indenture and any supplemental indenture in respect of such Offered Subsidiary Guarantee have been duly authorized, executed and delivered by each party thereto; (f) the terms of the Offered Subsidiary Guarantee and of its issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee; and (g) the Offered Subsidiary Guarantee has been duly executed, delivered and countersigned in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and duly issued in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Subsidiary Guarantee will be a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) public policy considerations which may limit the rights of parties to obtain remedies, (iv) waivers of any usury defense contained in the Indenture or Offered Subsidiary Guarantee that may be unenforceable, (v) requirements that a claim with respect to any Offered Subsidiary Guarantee of any series of Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the applicable rules and regulations thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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Schedule I

7 ROD REAL ESTATE NORTH, a limited liability company	AN LUXURY IMPORTS OF SAN DIEGO, INC.
7 ROD REAL ESTATE SOUTH, a limited liability company	AN Luxury Imports of Sarasota, Inc.
Abraham Chevrolet-Miami, Inc.	AN LUXURY IMPORTS OF SPOKANE, INC.
Abraham Chevrolet-Tampa, Inc.	AN Luxury Imports of Tucson, Inc.
ACER Fiduciary, Inc.	AN Luxury Imports, Ltd.
AL MAROONE FORD, LLC	AN MOTORS OF DALLAS, INC.
Albert Berry Motors, Inc.	AN MOTORS OF DELRAY BEACH, INC.
Allison Bavarian	AN MOTORS OF SCOTTSDALE, LLC
ALLISON BAVARIAN HOLDING, LLC	AN Pontiac GMC Houston North GP, LLC
ALL-STATE RENT A CAR, INC.	AN Pontiac GMC Houston North, LP
American Way Motors, Inc.	AN SUBARU MOTORS, INC.
AN CADILLAC OF WPB, LLC	AN Texas Region Management, Ltd.
AN Central Region Management, LLC	AN West Central Region Management, LLC
AN Chevrolet—Arrowhead, Inc.	AN Western Region Management, LLC
AN CHEVROLET OF PHOENIX, LLC	AN/CF Acquisition Corp.
AN CJ VALENCIA, INC.	AN/FMK Acquisition Corp.
AN COLLISION CENTER OF ADDISON, INC.	AN/GMF, Inc.
AN COLLISION CENTER OF NORTH HOUSTON, INC.	AN/KPBG Motors, Inc.
AN Collision Center of Tempe, Inc.	AN/MF Acquisition Corp.
AN CORPORATE MANAGEMENT PAYROLL CORP.	AN/MNI Acquisition Corp.
AN Corpus Christi Chevrolet, LP	AN/PF Acquisition Corp.
AN Corpus Christi GP, LLC	AN/STD Acquisition Corp.
AN Corpus Christi Imports Adv. GP, LLC	Anderson Chevrolet
AN Corpus Christi Imports Adv., LP	Anderson Chevrolet Los Gatos, Inc.
AN Corpus Christi Imports GP, LLC	Anderson Cupertino, Inc.
AN Corpus Christi Imports II GP, LLC	Appleway Chevrolet, Inc.
AN Corpus Christi Imports II, LP	Atrium Restaurants, Inc.
AN Corpus Christi Imports, LP	Auto Ad Agency, Inc.
AN CORPUS CHRISTI MOTORS, INC.	AUTO CAR HOLDING, LLC
AN Corpus Christi T. Imports GP, LLC	Auto Car, Inc.
AN Corpus Christi T. Imports, LP	AUTO HOLDING, LLC
AN County Line Ford, Inc.	AUTO MISSION HOLDING, LLC
AN Dealership Holding Corp.	Auto Mission Ltd.
AN Florida Region Management, LLC	Auto West, Inc.
AN Fremont Luxury Imports, Inc.	Autohaus Holdings, Inc.
AN IMPORTS OF FT. LAUDERDALE, INC.	AutoNation Benefits Company, Inc.
AN IMPORTS OF LITHIA SPRINGS, LLC	AutoNation Corporate Management, LLC
AN IMPORTS OF SPOKANE, INC.	AutoNation Dodge of Pembroke Pines, Inc.
AN Imports on Weston Road, Inc.	AutoNation Enterprises Incorporated
AN LUXURY IMPORTS GP, LLC	AUTONATION FINANCIAL SERVICES, LLC
AN LUXURY IMPORTS HOLDING, LLC	AutoNation Fort Worth Motors, Ltd.
AN LUXURY IMPORTS OF PALM BEACH, INC.	AutoNation GM GP, LLC
AN LUXURY IMPORTS OF PEMBROKE PINES, INC.	AutoNation Holding Corp.
AN Luxury Imports of Phoenix, Inc.	AutoNation Imports of Katy GP, LLC

AutoNation Imports of Katy, L.P.	Charlie Thomas’ Courtesy GP, LLC
AutoNation Imports of Lithia Springs, Inc.	Charlie Thomas Courtesy Leasing, Inc.
AutoNation Imports of Longwood, Inc.	Charlie Thomas F. GP, LLC
AutoNation Imports of Palm Beach, Inc.	Charlie Thomas Ford, Ltd.
AutoNation Imports of Winter Park, Inc.	Charlie Thomas’ Courtesy Ford, Ltd.
AutoNation Motors Holding Corp.	CHESROWN AUTO, LLC
AutoNation Motors of Lithia Springs, Inc.	CHESROWN CHEVROLET, LLC
AutoNation North Texas Management GP, LLC	Chesrown Collision Center, Inc.
AutoNation Northwest Management, LLC	Chesrown Ford, Inc.
AutoNation Orlando Venture Holdings, Inc.	Chevrolet World, Inc.
AUTONATION OXNARD VENTURE HOLDINGS, INC.	Chuck Clancy Ford of Marietta, LLC
AutoNation Realty Corporation	CJ VALENCIA HOLDING, LLC
AutoNation USA of Perrine, Inc.	Coastal Cadillac, Inc.
AUTONATION V. IMPORTS OF DELRAY BEACH, LLC	Consumer Car Care Corporation
AutoNationDirect.com, Inc.	Contemporary Cars, Inc.
Bankston Auto, Inc.	Cook-Whitehead Ford, Inc.
Bankston Chrysler Jeep of Frisco, L.P.	Corporate Properties Holding, Inc.
Bankston CJ GP, LLC	COSTA MESA CARS HOLDING, LLC
BANKSTON FORD OF FRISCO, LTD. CO	Costa Mesa Cars, Inc.
Bankston Nissan in Irving, Inc.	Courtesy Auto Group, Inc.
Bankston Nissan Lewisville GP, LLC	Courtesy Broadway, LLC
Bankston Nissan Lewisville, Ltd.	Covington Pike Motors, Inc.
Bargain Rent-A-Car	CT Intercontinental GP, LLC
Batfish, LLC	CT Intercontinental, Ltd.
BBCSS, Inc.	CT Motors, Inc.
Beach City Chevrolet Company, Inc.	D/L Motor Company
BEACH CITY HOLDING, LLC	Deal Dodge of Des Plaines, Inc.
Beacon Motors, Inc.	Dealership Properties, Inc.
Bell Dodge, L.L.C.	Dealership Realty Corporation
BENGAL MOTOR COMPANY, LTD.	Desert Buick-GMC Trucks, L.L.C.
Bengal Motors, Inc.	Desert Chrysler-Plymouth, Inc.
Bill Ayares Chevrolet, LLC	Desert Dodge, Inc.
BLEDSOE DODGE, LLC	Desert GMC, L.L.C.
Bob Townsend Ford, Inc.	Desert Lincoln-Mercury, Inc.
Body Shop Holding Corp.	Dobbs Brothers Buick-Pontiac, Inc.
BOSC Automotive Realty, Inc.	Dobbs Ford of Memphis, Inc.
Brown & Brown Chevrolet - Superstition Springs, LLC	Dobbs Ford, Inc.
Brown & Brown Chevrolet, Inc.	Dobbs Mobile Bay, Inc.
Brown & Brown Nissan Mesa, L.L.C.	Dobbs Motors of Arizona, Inc.
Brown & Brown Nissan, Inc.	Dodge of Bellevue, Inc.
BUICK MART LIMITED PARTNERSHIP	Don Mealey Chevrolet, Inc.
BULL MOTORS, LLC	Don Mealey Imports, Inc.
C. Garrett, Inc.	Don-A-Vee Jeep-Eagle, Inc.
CARLISLE MOTORS, LLC	Downers Grove Dodge, Inc.
CARWELL HOLDING, LLC	Driver’s Mart Worldwide, Inc.
CARWELL, LLC	EASTGATE FORD, INC.
CERRITOS BODY WORKS HOLDING, LLC	Ed Mullinax Ford, LLC
Cerritos Body Works, Inc.	Edgren Motor Company, Inc.
CERRITOS IMPORTS HOLDING, LLC	EDGREN MOTOR HOLDING, LLC
Cerritos Imports, Inc.	EL MONTE IMPORTS HOLDING, LLC
CHAMPION CHEVROLET HOLDING, LLC	El Monte Imports, Inc.
CHAMPION CHEVROLET, LLC	EL MONTE MOTORS HOLDING, LLC
Champion Ford, Inc.	El Monte Motors, Inc.
Charlie Hillard, Inc.
Charlie Thomas Chevrolet GP, LLC
Charlie Thomas Chevrolet, Ltd.
Charlie Thomas Chrysler-Plymouth, Inc.

Elmhurst Auto Mall, Inc.	Jim Quinlan Chevrolet Co.
EMICH CHRYSLER PLYMOUTH, LLC	Jim Quinlan Ford Lincoln-Mercury, Inc.
EMICH DODGE, LLC	Joe MacPherson Ford
EMICH OLDSMOBILE, LLC	Joe MacPherson Imports No. I
EMICH SUBARU WEST, LLC	Joe MacPherson Infiniti
Empire Services Agency, Inc.	JOE MACPHERSON INFINITI HOLDING, LLC
Financial Services GP, LLC	JOE MACPHERSON OLDSMOBILE
Financial Services, Ltd.	JOHN M. LANCE FORD, LLC
First Team Automotive Corp.	J-R Advertising Company
First Team Ford of Manatee, Ltd.	J-R Motors Company North
First Team Ford, Ltd.	J-R Motors Company South
First Team Imports, Ltd.	JRJ Investments, Inc.
First Team Jeep Eagle, Chrysler-Plymouth, Ltd.	J-R-M MOTORS COMPANY NORTHWEST LLC
First Team Management, Inc.	Kenyon Dodge, Inc.
First Team Premier, Ltd.	King’s Crown Ford, Inc.
FIT KIT HOLDING, LLC	L.P. Evans Motors WPB, Inc.
Fit Kit, Inc.	L.P. Evans Motors, Inc.
Florida Auto Corp.	Lance Children, Inc.
FORD OF GARDEN GROVE LIMITED PARTNERSHIP	Leesburg Imports, LLC
Ford of Kirkland, Inc.	Leesburg Motors, LLC
Fox Chevrolet, LLC	Les Marks Chevrolet, Inc.
Fox Imports, LLC	Lew Webb’s Ford, Inc.
FOX MOTORS, LLC	LEW WEBB’S IRVINE NISSAN HOLDING, LLC
Fred Oakley Motors, Inc.	Lew Webb’s Irvine Nissan, Inc.
FREMONT LUXURY IMPORTS HOLDING, LLC	Lewisville Imports GP, LLC
Ft. Lauderdale Nissan, Inc.	Lewisville Imports, Ltd.
G.B. IMPORT SALES & SERVICE HOLDING, LLC	LEXUS OF CERRITOS LIMITED PARTNERSHIP
G.B. IMPORT SALES & SERVICE, LLC	Lot 4 Real Estate Holdings, LLC
GENE EVANS FORD, LLC	MacHoward Leasing
George Sutherlin Nissan, LLC	MACHOWARD LEASING HOLDING, LLC
Government Boulevard Motors, Inc.	MacPherson Enterprises, Inc.
Gulf Management, Inc.	Magic Acquisition Corp.
Hayward Dodge, Inc.	MAGIC ACQUISITION HOLDING, LLC
Hillard Auto Group, Inc.	Marks Family Dealerships, Inc.
Hollywood Imports Limited, Inc.	Marks Transport, Inc.
Hollywood Kia, Inc.	Maroone Chevrolet Ft. Lauderdale, Inc.
HORIZON CHEVROLET, INC.	MAROONE CHEVROLET, LLC
HOUSE OF IMPORTS HOLDING, LLC	MAROONE DODGE, LLC
House of Imports, Inc.	MAROONE FORD, LLC
Houston Auto M. Imports Greenway, Ltd.	Maroone Management Services, Inc.
Houston Auto M. Imports North, Ltd.	Maroone Oldsmobile, LLC
Houston Imports Greenway GP, LLC	MC/RII, LLC
Houston Imports North GP, LLC	Mealey Holdings, Inc.
Hub Motor Company, LLC	Mechanical Warranty Protection, Inc.
IRVINE IMPORTS HOLDING, LLC	Metro Chrysler Jeep, Inc.
Irvine Imports, Inc.	Midway Chevrolet, Inc.
IRVINE TOYOTA/NISSAN/VOLVO LIMITED PARTNERSHIP	Mike Hall Chevrolet, Inc.
JEMAUTCO, INC.	Mike Shad Chrysler Plymouth Jeep Eagle, Inc.
JERRY GLEASON CHEVROLET, INC.	Mike Shad Ford, Inc.
Jerry Gleason Dodge, Inc.	MILLER-SUTHERLIN AUTOMOTIVE, LLC
Mission Blvd. Motors, Inc.

MR. WHEELS HOLDING, LLC	RI Merger Corp.
Mr. Wheels, Inc.	RI/ASC Acquisition Corp.
Mullinax East, LLC	RI/BB Acquisition Corp.
MULLINAX FORD NORTH CANTON, INC.	RI/BBNM Acquisition Corp
Mullinax Ford South, Inc.	RI/BRC Real Estate Corp.
Mullinax Insurance Agency, Inc.	RI/DM Acquisition Corp.
Mullinax Lincoln-Mercury, Inc.	RI/Hollywood Nissan Acquisition Corp.
Mullinax of Mayfield, LLC	RI/LLC Acquisition Corp.
Mullinax Used Cars, Inc.	RI/LLC-2 Acquisition Corp.
Naperville Imports, Inc.	RI/PII Acquisition Corp.
NEWPORT BEACH CARS HOLDING, LLC	RI/RMC Acquisition GP, LLC
NEWPORT BEACH CARS, LLC	RI/RMC Acquisition, Ltd.
Nichols Ford, Ltd.	RI/RMP Acquisition Corp.
Nichols GP, LLC	RI/RMT Acquisition GP, LLC
Nissan of Brandon, Inc.	RI/RMT Acquisition, Ltd.
Northpoint Chevrolet, LLC	RI/WFI Acquisition Corporation
Northpoint Ford, Inc.	RKR Motors, Inc.
Northwest Financial Group, Inc.	ROSECRANS INVESTMENTS, LLC
Ontario Dodge, Inc.	Roseville Motor Corporation
ORANGE COUNTY AUTOMOTIVE IMPORTS, LLC	ROSEVILLE MOTOR HOLDING, LLC
Payton-Wright Ford Sales, Inc.	RRM Corporation
Peyton Cramer Automotive	Sahara Imports, Inc.
PEYTON CRAMER AUTOMOTIVE HOLDING, LLC	SAHARA NISSAN, INC.
PEYTON CRAMER F. HOLDING, LLC	SAUL CHEVROLET HOLDING, LLC
Peyton Cramer Ford	SCM Realty, Inc.
Peyton Cramer Infiniti	Service Station Holding Corp.
PEYTON CRAMER INFINITI HOLDING, LLC	SHAMROCK F. HOLDING, LLC
Peyton Cramer Jaguar	Shamrock Ford, Inc.
Peyton Cramer Lincoln-Mercury	Six Jays LLC
PEYTON CRAMER LM HOLDING, LLC	SMI MOTORS HOLDING, LLC
Pierce Automotive Corporation	SMI Motors, Inc.
PIERCE, LLC	SMYTHE EUROPEAN HOLDING, LLC
Pitre Buick-Pontiac-GMC of Scottsdale, Inc.	Smythe European, Inc.
Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.	SOUTHWEST DODGE, LLC
Pitre Chrysler-Plymouth-Jeep on Bell, Inc.	SPITFIRE PROPERTIES, INC.
Plains Chevrolet GP, LLC	STAR MOTORS, LLC
Plains Chevrolet, Ltd.	Steakley Chevrolet GP, LLC
PMWQ, Inc.	Steakley Chevrolet, Ltd.
PMWQ, Ltd.	Steeplechase Motor Company
Port City Imports, Inc.	STEVE MOORE CHEVROLET DELRAY, LLC
Prime Auto Resources, Inc.	STEVE MOORE CHEVROLET, LLC
Quality Nissan GP, LLC	Steve Moore’s Buy-Right Auto Center, Inc.
Quality Nissan, Ltd.	Steve Rayman Pontiac-Buick-GMC-Truck, LLC
Quinlan Motors, Inc.	STEVENS CREEK HOLDING, LLC
R. Coop Limited	Stevens Creek Motors, Inc.
R.L. Buscher II, Inc.	Sunrise Nissan of Jacksonville, Inc.
R.L. Buscher III, Inc.	Sunrise Nissan of Orange Park, Inc.
Real Estate Holdings, Inc.	Sunset Pontiac-GMC Truck South, Inc.
Republic DM Property Acquisition Corp.	Sunset Pontiac-GMC, Inc.
Republic Resources Company	Superior Nissan, Inc.
Republic Risk Management Services, Inc.	SUTHERLIN CHRYSLER-PLYMOUTH JEEP-EAGLE, LLC
Resources Aviation, Inc.	Sutherlin H. Imports, LLC
Sutherlin Imports, LLC

SUTHERLIN NISSAN, LLC	VALENCIA DODGE HOLDING, LLC
Sutherlin Town Center, Inc.	VALENCIA H. IMPORTS HOLDING, LLC
Tartan Advertising, Inc.	Valencia H. Imports, Inc.
Tasha Incorporated	VALLEY CHEVROLET, LLC
TAYLOR JEEP EAGLE, LLC	VANDERBEEK MOTORS HOLDING, LLC
Team Dodge, Inc.	Vanderbeek Motors, Inc.
TERRY YORK MOTOR CARS HOLDING, LLC	Vanderbeek Olds/GMC Truck, Inc.
Terry York Motor Cars, Ltd.	VANDERBEEK TRUCK HOLDING, LLC
Texan Ford Sales, Ltd.	VILLAGE MOTORS, LLC
Texan Ford, Inc.	Vince Wiese Chevrolet, Inc.
Texan Lincoln-Mercury, Inc.	VINCE WIESE HOLDING, LLC
Texan Sales GP, LLC	W.O. Bankston Nissan, Inc.
Texas Management Companies LP, LLC	WALLACE DODGE, LLC
The Consulting Source, Inc.	WALLACE FORD, LLC
The Pierce Corporation II, Inc.	WALLACE LINCOLN-MERCURY, LLC
Tinley Park A. Imports, Inc.	WALLACE NISSAN, LLC
Tinley Park J. Imports, Inc.	Webb Automotive Group, Inc.
Tinley Park V. Imports, Inc.	West Colton Cars, Inc.
TORRANCE NISSAN HOLDING, LLC	West Side Motors, Inc.
TORRANCE NISSAN, LLC	Westgate Chevrolet GP, LLC
Tousley Ford, Inc.	Westgate Chevrolet, Ltd.
Town & Country Chrysler Jeep, Inc.	Westmont A. Imports, Inc.
TOYOTA CERRITOS LIMITED PARTNERSHIP	Westmont B. Imports, Inc.
Triangle Corporation	Westmont M. Imports, Inc.
T-West Sales & Service, Inc.	Woody Capital Investment Company II
VALENCIA B. IMPORTS HOLDING, LLC	Woody Capital Investment Company III
Valencia B. Imports, Inc.	Working Man’s Credit Plan, Inc.
Valencia Dodge	YORK ENTERPRISES HOLDING, LLC